UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2023

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37979	81-3563824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 N. Alma School Road Mesa, Arizona (Address of principal executive offices)	85201 (Zip Code)

(480) 443-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Class A common stock, par value $0.0001 per share	VRRM	Nasdaq Capital Market
Warrants to purchase Class A Common Stock	VRRMW	OTC Pink Marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 12, 2023, the Compensation Committee (the “Committee”) of the Board of Directors of Verra Mobility Corporation (the “Company”) approved (i) a special grant of performance share unit awards (“PSUs”) under the Company’s Amended and Restated 2018 Equity Incentive Plan to each of the following “named executive officers” of the Company (as determined by reference to the Company’s proxy statement in respect of its 2023 annual meeting of stockholders): David Roberts, President and Chief Executive Officer, 450,000 PSUs; Craig Conti, Executive Vice President and Chief Financial Officer, 225,000 PSUs; Steve Lalla, Executive Vice President, Commercial Services, 185,000 PSUs; Jonathan Baldwin, Executive Vice President, Government Solutions, 170,000 PSUs; and Norman (Adam) Blake, President, T2 Systems, 130,000 PSUs, and (ii) a form of grant notice and award agreement for performance share units for the PSUs (the “Award Agreement”), a copy of which are filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The special grants are designed to create additional incentives that extend beyond the stockholder return objectives and time frame of the equity awards granted previously and to drive strategic focus and achieve outstanding levels of performance and value creation.

The PSUs will vest in three equal tranches based on the compound annual growth rate in the value of the Company’s Class A Common Stock (“Annualized TSR Growth”) on three measurement dates of August 15, 2026, August 15, 2027 and August 15, 2028 as set follows:

•
for Annualized TSR Growth of 10% or less – 0% of PSUs in the applicable tranche will vest and 100% will be forfeited;
•
for Annualized TSR Growth of greater than 10%, but less than 17.5% – the PSUs in the applicable tranche will vest based on liner interpolation and the remaining PSUs in such tranche will be forfeited; and
•
for Annualized TSR Growth of 17.5% or greater – 100% of PSUs in the applicable tranche will vest and 0% will be forfeited.

Unvested PSUs will be forfeited upon termination of employment; provided, however, that (i) in the event of a termination of employment due to death or disability, the unvested PSUs eligible to vest at the first measurement date occurring on or after termination shall be eligible to vest as of that measurement date based on the above criteria and all other unvested PSUs shall be forfeited and (ii) if the termination is due to Involuntary Termination (as defined in the Award Agreement) (A) on or after the date that is 24 months after the grant date and (B) on a date that is within 90 days prior to a measurement date, then a pro-rata portion of the PSUs (based on time employed from the grant date to the date of Involuntary Separation) that are otherwise eligible to vest on the first measurement date occurring on or after the date of such Involuntary Termination shall be eligible to vest as of the next measurement date based on the above criteria and all other unvested PSUs shall be forfeited.

In the event a change in control is consummated prior to the final measurement date, the PSUs will be eligible to vest based on the above criteria but using the price paid per share in the transaction to calculate the number of earned PSUs, and the resulting earned PSUs will either become vested in full if the PSUs are not assumed or continued by the acquiror or upon certain involuntary terminations of employment in connection with the transaction, or, to the extent the PSUs are assumed or continued by the acquiror, will be subject to time-based vesting based on continued service over the remaining measurement periods and settled based on the consideration paid in the transaction, subject to accelerated vesting upon certain involuntary terminations of employment.

The foregoing description of the Award Agreement does not purport to be complete and is qualified in its entirety by reference to terms of the Award Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits
10.1	Form of Special Grant Notice of Grant of Performance Share Units and Award Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2023	Verra Mobility Corporation

	By:	/s/ Craig Conti
	Name:	Craig Conti
	Title:	Chief Financial Officer